SUB-ADVISORY AGREEMENT

                              VALUE LINE VALUE FUND

     THIS SUB-ADVISORY AGREEMENT, made this _____ day of _____________________, 2002, by and among VALUE LINE VALUE FUND, INC., a Maryland corporation (the "Fund"), VALUE LINE, INC., a New York corporation (the "Adviser"), and CONCORDE FINANCIAL CORPORATION, a corporation organized and in good standing under the laws of the State of Texas (the "Sub-Adviser").

                              W I T N E S S E T H :

     The Fund is a diversified open-end management investment Fund registered as an investment Fund under the Investment Company Act of 1940 (the "Act"), as amended, and subject to the rules and regulations promulgated thereunder.

     The Adviser acts as the "investment adviser" to the Fund (as defined in Section 2(a)(20) of the Act) pursuant to the terms of an Investment Advisory Agreement, dated ___________, 2002. The Adviser is responsible for the day-to-day management and overall administration of the Fund and the coordination of investment of the Fund's assets in portfolio securities. However, specific portfolio purchases and sales for the Fund's investment portfolio, or a portion thereof, are to be made by advisory organizations recommended and identified by the Adviser, subject to the approval of the Board of Directors of the Fund.

     WHEREAS, the Adviser and the Fund desire to retain the Sub-Adviser as the sub-adviser and portfolio manager for the Fund.

     NOW, THEREFORE, the Fund, the Adviser and the Sub-Adviser do mutually promise and agree as follows:

     1. Employment. The Adviser being duly authorized hereby appoints and employs the Sub-Adviser as the investment sub-adviser for the Fund for the period and on the terms set forth in this Agreement. The Sub-Adviser hereby accepts such appointment and agrees to use its best professional judgment to make timely investment decisions for the Fund with respect to the investments of the Fund in accordance with the provisions of this Agreement and the Fund's Prospectus and Statement of Additional Information. Gary B. Wood and John A. Stetter shall act on behalf of the Sub-Adviser in managing the investment portfolio of the Fund. In the event that either of them ceases managing the investment portfolio of the Fund, or if ownership of the Sub-Adviser changes, the Adviser shall be notified immediately, without delay, and any successor shall be subject to the Adviser's approval. In the event that both Gary B. Wood and John A. Stetter shall cease managing the investment portfolio of the Fund, the Adviser will manage the portfolio until such time as a suitable replacement is approved by the Adviser or the Adviser decides to manage the portfolio itself, and during this time, no compensation shall be payable to the Sub-Adviser.

     2. Authority of the Sub-Adviser. The Sub-Adviser shall for all purposes herein be deemed to be an independent contractor and shall, unless otherwise expressly provided or authorized, have no authority to act for or represent the Fund in any way or otherwise be deemed an agent of the Fund.

     3. Portfolio Management Services of Sub-Adviser. Sub-Adviser is hereby employed and authorized to select portfolio securities for investment by the Fund, to purchase and sell securities for the Fund, and upon making any purchase or sale decision, to place orders for the execution of such portfolio transactions in accordance with paragraphs 5 and 6 hereof and such operational procedures as may be agreed to from time to time by the Sub-Adviser and the Fund or the Adviser (the "Operational Procedures"). In providing investment sub-advisory services to the Fund, Sub-Adviser shall be subject to such investment restrictions as are set forth in the Act and the rules thereunder, the Internal Revenue Code, applicable state securities laws, the supervision and control of the Board of Directors of the Fund, such specific instructions as the Board of Directors may adopt and communicate to Sub-Adviser, the investment objectives, policies and restrictions of the Fund furnished pursuant to paragraph 4, the provisions of Schedule A hereto and instructions from the Adviser. Sub-Adviser is not authorized by the Fund to take any action, including the purchase or sale of securities for the Fund, in contravention of any restriction, limitation, objective, policy or instruction described in the previous sentence. Sub-Adviser shall maintain on behalf of the Fund all materials required to be maintained under the Investment Adviser's Act of 1940, as amended, including the records listed in Schedule A hereto (as amended from time to time). At the Fund's or the Adviser's request, Sub-Adviser will consult with the Fund or with the Adviser or both, as the case may be, with respect to any decision made by it with respect to the investments of the Fund. If Adviser requests any information regarding management or the management of the Fund from the Sub-Adviser, it will be delivered within 5 days.

     4. Investment Objectives, Policies and Restrictions. The Fund will provide Sub-Adviser with a statement of the investment objectives, policies and restrictions applicable to the Fund and any specific investment restrictions applicable to the Fund as established by the Fund, including those set forth in its registration statement under the Act and the Securities Act of 1933.

     5. Transaction Procedures. All transactions will be consummated by payment to or delivery by State Street Bank and Trust Company (the "Custodian"), or such depositories or agents as may be designated by the Custodian in writing, as custodian for the Fund, of all

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

cash and/or securities due to or from the Fund, and Sub-Adviser shall not have possession or custody thereof. Sub-Adviser shall advise Custodian and confirm in writing by the close of business the same day to the Adviser or any other designated agent of the Fund, all transactions for the Fund executed by it with brokers and dealers at the time and in the manner as set forth in the Operational Procedures. Sub-Adviser shall issue to the Custodian such instructions as may be appropriate in connection with the settlement of any transaction initiated by Sub-Adviser. The Fund shall be responsible for all custodial arrangements and the payment of all custodial charges and fees, and, upon giving appropriate instructions to the Custodian, Sub-Adviser shall have no responsibility or liability with respect to custodial arrangements or the acts, omissions or other conduct of the Custodian, except that it shall be the responsibility of the Sub-Adviser to promptly notify the Adviser to take appropriate action if the Custodian fails to confirm in writing proper execution of the instructions.

     6. Proxies. The Sub-Adviser will vote all proxies solicited by or with respect to the issuers of securities in which assets of the Fund may be invested from time to time.

     7. Compensation of the Sub-Adviser. The compensation of Sub-Adviser for its services under this Agreement shall be calculated and paid by Adviser in accordance with the attached Schedule B. Pursuant to the provisions of the Investment Advisory Agreement between the Fund and Adviser, Adviser is solely responsible for the payment of fees to Sub-Adviser, and Sub-Adviser agrees to seek payment of its fees solely from Adviser.

     8. Other Investment Activities of Sub-Adviser. The Fund acknowledges that Sub-Adviser or one or more of its affiliates may have investment responsibilities or render investment advice to or perform other investment advisory services for other individuals or entities and that Sub-Adviser, its affiliates or any of its or their directors, officers, agents or employees may buy, sell or trade in any securities for its or their respective accounts ("Affiliated Accounts"). Subject to the provisions of paragraph 3 hereof, the Fund agrees that Sub-Adviser or its affiliates may give advice or exercise investment responsibility and take such other action with respect to other Affiliated Accounts which may differ from the advice given or the timing or nature of action taken with respect to the Fund, provided that Sub-Adviser acts in good faith, and provided further, that it is Sub-Adviser's policy to allocate, within its reasonable discretion, investment opportunities to the Fund on a fair and equitable basis relative to the Affiliated Accounts, taking into account the investment objectives and policies of the Fund and any specific investment restrictions applicable thereto. The Fund acknowledges that one or more of the Affiliated Accounts may at any time hold, acquire, increase, decrease, dispose of or otherwise deal with positions in investments in which the Fund may have an interest from time to time, whether in transactions which involve the Fund or otherwise. Sub-Adviser shall have no obligation to acquire for the Fund a position in any investment which any Affiliated Account may acquire, and Fund shall have no first refusal, co-investment or other rights in respect of any such investment, either for the Fund or otherwise.

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

     9. Certificate of Authority. The Fund, Adviser and Sub-Adviser shall furnish to each other from time to time certified copies of the resolutions of their Boards of Directors or executive committees, as the case may be, evidencing the authority of officers and employees who are authorized to act on behalf of the Fund, the Sub-Adviser and/or Adviser.

     10. Liability. In the absence of willful misfeasance, bad faith, gross negligence or reckless disregard of obligations or duties hereunder on the part of Sub-Adviser, Sub-Adviser shall not be liable for any act or omission in the course of, or connected with, rendering services hereunder, or for any losses that may be sustained in the purchase, holding or sale of any security.

     11. Brokerage Commissions. The Sub-Adviser, subject to the control and direction of the Board of Directors of the Fund, shall have authority and discretion to select brokers and dealers to execute portfolio transactions initiated by the Sub-Adviser for the Fund and for the selection of the markets on or in which the transactions will be executed. The Sub-Adviser may cause the Fund to pay a broker-dealer which provides brokerage and research services, as such services are defined in Section 28(e) of the Securities Exchange Act of 1934, as amended, (the "Exchange Act"), to the Sub-Adviser a commission for effecting a securities transaction in excess of the amount another broker-dealer may have charged for effecting such transaction, if the Sub-Adviser determines in good faith that such amount of commission is reasonable in relation to the value of brokerage and research services provided by the executing broker-dealer viewed in terms of either that particular transaction or his overall responsibilities with respect to the accounts as to which he exercises investment discretion (as defined in Section 3(a)(35) of the Exchange Act). The Sub-Adviser shall provide such reports as the Board of Directors of the Fund or the Adviser may reasonably request with respect to the Fund's total brokerage and the manner in which such brokerage was allocated. The Sub-Adviser may direct brokerage to an affiliate of the Adviser.

     12. Representations, Warranties and Agreements of the Fund. The Fund represents, warrants and agrees that:

     A. Sub-Adviser has been duly appointed by the Board of Directors of Fund to provide investment services to the Fund as contemplated hereby.

     B. The Fund will deliver to Sub-Adviser a true and complete copy of its then current prospectus and statement of additional information as effective from time to time and such other documents or instruments governing the investment of the Fund and such other information as is necessary for Sub-Adviser to carry out its obligations under this Agreement.

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
     13. Representations, Warranties and Agreements of Sub-Adviser. Sub-Adviser represents, warrants and agrees that:

     A. Sub-Adviser is registered as an "investment adviser" under the Investment Advisers Act of 1940, as amended, ("Advisers Act").

     B. Sub-Adviser will maintain, keep current and preserve on behalf of Fund, in the manner required or permitted by the Act and the Adviser's Act, the records identified in Schedule A. Sub-Adviser agrees that such records (unless otherwise indicated on Schedule A) are the property of the Fund, and will be surrendered to the Fund promptly upon request. Copies of such records will be furnished to the Adviser upon its request.

     C. Sub-Adviser will complete such reports concerning purchases or sales of securities on behalf of the Fund as the Adviser or the Fund may from time to time require.

     D. Sub-Adviser has adopted a written code of ethics complying with the requirements of Rule 17j-1 under the Act, a copy of which is attached hereto. Upon the request of the Fund, Sub-Adviser shall permit the Fund, its employees or its agents to examine the reports required to be made to Sub-Adviser by Rule 17j-1(c)(1).

     E. Sub-Adviser will promptly after filing with the Securities and Exchange Commission an amendment to its Form ADV furnish a copy of such amendment to the Fund and the Adviser.

     F. Sub-Adviser will immediately notify the Fund and the Adviser of the occurrence of any event which would disqualify Sub-Adviser from serving as an investment adviser of an investment company pursuant to Section 9(a) of the Act or otherwise.

     14. Amendments. This Agreement may be amended by the mutual consent of the parties; provided, however, that in no event may it be amended without the approval of the Board of Directors in the manner required by the Act.

     15. Termination. This Agreement may be terminated at any time by the Fund or the Sub-Adviser, without the payment of any penalty, immediately upon written notice to the other in the event of a breach of any provision hereof by the party so notified, or otherwise, upon giving sixty (60) days' written notice to the other, and this Agreement shall be terminated immediately if the Adviser or its successors shall cease to be the investment adviser to the Fund, but any such termination shall not affect the obligations or liabilities of any party hereto to the others. This Agreement shall terminate automatically in the event of its assignment (as defined in Section 2(a)(4) of the Act). Subject to prior termination as hereinbefore provided, this Agreement shall continue in effect for an initial period beginning as of the date hereof and ending on the day immediately preceding the first anniversary of the date of this Agreement (_________________, 2003) and indefinitely thereafter, but only so

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

long as the continuance after such initial period is specifically approved annually by the Board of Directors of the Company in the manner required by the Act.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed on the day first above written.

                                  Value Line Value Fund, Inc.
                                  (the "Fund")

                                  By:
                                     -------------------------------------------



                                  VALUE LINE, INC.
                                  (the "Adviser")

                                  By:
                                     -------------------------------------------



                                  CONCORDE FINANCIAL CORPORATION
                                  (the "Sub-Adviser")


                                  By:
                                     -------------------------------------------


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

                                   SCHEDULE A

                   RECORDS TO BE MAINTAINED BY THE SUB-ADVISER

1. (1940 Act Rule 31a-1(b)(5) and (6)). A record of each brokerage order, and all other portfolio purchases and sales, given by the Sub-Adviser on behalf of the Fund for, or in connection with, the purchase or sale of securities, whether executed or unexecuted. Such records shall be in conformance with the Act or the Investment Advisors Act of 1940, as each shall be amended from time to time and shall include:

     A.   The name of the broker;

     B. The terms and conditions of the order and of any modifications or cancellation thereof;

     C.   The time of entry or cancellation;

     D.   The price at which executed;

     E.   The time of receipt of a report of execution; and

     F.   The name of the person who placed the order on behalf of the Fund.

2. (1940 Act Rule 31a-1(b)(9)). A record for each fiscal quarter, completed and sent to the Adviser by overnight delivery within ten (10) days after the end of the quarter, showing specifically the basis or bases upon which the allocation of orders for the purchase and sale of portfolio securities to named brokers or dealers was effected, the commission rate and the division of brokerage commissions or other compensation on such purchase and sale orders. Such record:

     A.   Shall include the consideration given to:

          (i)  the sale of shares of the Fund by brokers or dealers.

          (ii) The supplying of services or benefits by brokers or dealers to:

               (a)  The Fund,

               (b)  The Adviser,

               (c)  The Sub-Adviser, and

               (d)  Any person other than the foregoing.

          (iii) Any other consideration other than the technical qualifications of the brokers and dealers as such.

          B. Shall show the nature of the services or benefits made available to the Fund.

          C. Shall describe in detail the application of any general or specific formula or other determinant used in arriving at such allocation of purchase and sale orders and such division of brokerage commissions or other compensation.

          D. The name of the person responsible for making the determination of such allocation and such division of brokerage commissions or other compensation.

3. (1940 Act Rule 31a-1(b)(10)). A record in the form of an appropriate memorandum approved by the Adviser identifying Gary B. Wood or John A. Stetter as the person authorizing the purchase or sale of portfolio securities. Where an authorization is made by a committee or group, a record shall be kept of the names of its members who participate in the authorization. There shall be retained as part of this record: any memorandum, recommendation or instruction supporting or authorizing the purchase or sale of portfolio securities and such other information as is appropriate to support the authorization.(1) Records shall be retained by the Sub-Adviser for at least seven years of all trade confirmations which will be available to Value Line upon request.

4. (1940 Act Rule 31a-1(f)). Such accounts, books and other documents as are required to be maintained by registered investment advisers by rule adopted under Section 204 of the Investment Advisers Act of 1940, to the extent such records are necessary or

---------------------------

     (1) Such information might include: the current Form 10-K, annual and quarterly reports, press releases, reports by analysts and from brokerage firms (including their recommendation; i.e., buy, sell, hold) or any internal reports or portfolio adviser reviews).

     appropriate to record the Sub-Adviser's transactions with respect to the Fund.

                                   SCHEDULE B
                                   ----------

                                  FEE SCHEDULE
                                  ------------

     For its services to the Fund, the Adviser shall pay the Sub-Adviser a fee, provided that the Adviser is paid advisory fees by the Fund, paid monthly as follows:

          (a) 1/12 of 0.9% of the aggregate net asset value of the Fund as of the Closing Date, ("Closing Date NAV") paid 15 days after the end of each month.

          (b) Nothing on the next $15,000,000 of the average aggregate net asset value ("AANAV") of the Fund for the month in excess of the Closing Date NAV.

          (c) On the AANAV of the Fund for the month in excess of the aggregate of the amounts specified in clauses (a) and (b) hereof, 1/12 of 1/2 of the annual Advisory Fee specified in the Investment Advisory Agreement for the Fund or 0.9%, whichever is greater, less 1/2 of the percentage fee, if any, in excess of 0.25% paid to mutual fund marketing intermediaries ("Fund Super-Markets"). For example, if a Fund Super Market Fee is 0.35%, then the Sub-Adviser would be paid 1/12 of 0.40% on the AANAV of the Fund for the month in excess of the aggregate of the amounts specified in clauses (a) and (b) hereof:


          0.35% - 0.25% = 0.10%

          0.90% x 1/2 = 0.45%

          0.45% - .05% = 0.40%


          The fee shall be pro-rated for any month during which the Agreement is in effect for only a portion of the month.